UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

REMMINGTON ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-176736	45-2759045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioCity Scotland, Newhouse, Lanarkshire, UK	ML1 5UH
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1698 53 9797

228 Hamilton Avenue, 3rd Floor Palo Alto, CA 94301 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2014, Remmington Enterprises, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mitovie Pharma Europe Ltd., a privately held company incorporated under the laws of Scotland (“Mitovie”) and the shareholders of Mitovie. As a result of the transaction (the “Exchange”), Mitovie became a wholly-owned subsidiary of the Company. In accordance with the terms of the Exchange Agreement, at the closing an aggregate of 12,280,000 shares of the Company’s common stock were issued to the holders of Mitovie’s common stock in exchange for their shares of Mitovie. Each of the Company, Mitovie and the shareholders of Mitovie provided customary representations and warranties, pre-closing covenants and closing conditions in the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company completed the acquisition of Mitovie pursuant to the Exchange Agreement, under the terms of which, the shareholders of Mitovie received 12,280,000 shares of the Company’s common stock in exchange for 100% of the outstanding capital stock of Mitovie.

Pre-Exchange stockholders of Mitovie will be required to exchange their existing stock certificates for the Company’s certificates. The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol RMMG.

The Exchange and its related transactions were approved by the holders of a requisite number of shares of Mitovie’s common stock.

The Exchange is being accounted for as a reverse acquisition and recapitalization. Mitovie is the acquirer for accounting purposes and the Company is the issuer. Accordingly, Mitovie’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Exchange. The accumulated deficit of Mitovie is carried forward after the acquisition. Operations prior to the Exchange are those of Mitovie. Earnings per share for the period prior to the Exchange are restated to reflect the equivalent number of shares outstanding.

Upon the closing of the Exchange, Han Morgan Van Niekerk resigned as President, Secretary, Chief Executive Officer and Chief Financial Officer of the Company and the sole director of the Company. Michael Richard Hawthorne was appointed as Chief Executive Officer and President, Lorna Peers was appointed Chief Financial Officer, Secretary and Treasurer, and Vinod Kaushal was appointed as Chairman. Simultaneous with the closing, Michael Richard Hawthorne, Lorna Peers and Vinod Kaushal were appointed as directors.

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There were 15,505,000 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Exchange. Immediately following the Exchange, the Company’s majority shareholder, ES Partners, Ltd., cancelled its 12,050,000 shares. Following these transactions, there were 15,280,000 shares outstanding, including:

Shares:	Held By:
12,280,000	Mitovie Shareholders
3,000,000	Existing Company Shareholders

Prior to the Exchange, there were no material relationships between the Company and Mitovie, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

The shares issued in the Exchange were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

The Company intends to carry on the business of Mitovie, as its primary line of business. The Company has relocated its principal executive offices to BioCity Scotland, Newhouse, Lanarkshire ML1 5UH, UK and its telephone number is +44 1698 53 9797.

After the Exchange, the Company intends to change its name to Altovida Pharma, Inc . Unless the context otherwise requires, hereafter in this Current Report the terms “Mitovie,” “the Company,” “we”, “us” or “our” refer to Remmington Enterprises, Inc. (to be named Altovida Pharma, Inc.), after giving effect to the Exchange.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in our industry;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

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Overview

Mitovie is a specialty pharmaceutical company focused on the development and commercialisation of medicines in areas of real clinical need.

The company adopts a unique approach to management of the risks associated with drug development. Mitovie incorporates soon to market drug development projects and a portfolio of commercial drugs which it markets predominantly in its home market of UK/EU. Whilst these commercial products offer the opportunity for revenue growth, the main thrust of the business is to complete the development of its high-value projects and commercialise them in the main global markets (initially through partners), with a priority focus on the USA and EU.

The development portfolio includes 5 high-value, relatively low-risk and soon to market medicines, of which 2 are lead - MVP022 & MVP025. These medicines are an autoinjector versions of naloxone (for the treatment of opioid overdose) and midazolam (for sedation in aggressive patients and treatment of acute seizures), respectively. Cost from initiation to registration is very low by regular pharma terms. Time to market for each of the lead projects is 2.5 years. During that time, the company plans to engage in development activities, compile regulatory dossiers and submit for approval to the regulatory authorities (e.g., the FDA). The founders have so far invested $3.4 million in the company’s pipeline. The company will need to raise capital to bring its development product portfolio to market. The company raised roughly $850,000 to commence its first project, MVP022, but will need more like $10 million in order to commence work on all projects in the pipeline. If the company is unable to raise more money, it will have to resort to finishing its first project and then commencing subsequent projects with revenues generated from MVP022.

The commercial product portfolio includes proprietary medicines and recently in-licensed therapies. This is supported by small scale, inexpensive in-house manufacturing which ensures continuity of supply of these critical medicines and favourable product margins.

The Company

The company was established to provide a solid commercial base in support of the progression of its high-value drug candidates. Our goal is to involve very low staff numbers relative to typical specialty pharma. We believe the existence of a sound commercial platform, along with low and tightly-maintained overheads, ensures that invested funds are focussed on expediting the approval of the high-value development drugs. It also allows the company headroom in the event of unforeseen issues in the development pathway.

The company has a steady flow of product opportunities, both commercial and development since all of its concepts originate in the clinic. It is through years of close contact with clinicians, patients and advocacy groups that Mitovie has built up a portfolio of genuinely needed products. In short, it listened to the market. As such the company is able to live true to its motto ‘ Seek the answer.’ It starts with a clinical problem identified by the medical community and explores every avenue to solve the problem pharmacologically. If the resultant medicine has the potential to garner defensible IP, it is selected for full development; if not it becomes a commercial product. By adopting this approach, we believe Mitovie is already seen as a true partner by the medical community it serves.

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Development Strategy

Mitovie adopts a unique approach to managing the risks associated with drug development. Big Pharma has traditionally been supported by the investment of billons in drug discovery where very few molecules from the millions screened make it through to become, often blockbuster, medicines. Specialty Pharma adopted an approach that removed the need for discovery by utilising existing known, off-patent, molecules in different ways or for different therapeutic indications. This means that these companies are not required to carry out expensive pre-clinical safety studies as the safety profile of the molecule has often been established for many years. These medicines, whilst they do not commonly achieve blockbuster status, regularly go on to sell profitably having utilised a fraction of the R&D budget attributable to their Big Pharma cousins. More often than not, these companies identify themselves by a therapeutic niche (e.g. ‘the neurology company’) or by some proprietary IP by way of formulation technology or a device, for example.

Mitovie’s approach is different in that it begins with the medical challenge, not the IP/molecule and is never restricted by therapy area or delivery method. In doing so, the company mitigates the risk of changes in clinical practice within a single therapy area and opens itself up to a wider IP portfolio, whilst a commercial need is ensured. Essentially the company takes the medical challenge, ascertains which existing molecule should be effective once in the body, then works out the best method of administration. This sounds simplistic however so many other considerations get in the way of this being the standard methodology in drug development.

For Mitovie, there must be enough evidence reported in the literature (usually lead by interested clinicians) to support the use of the molecule in the proposed indication. This gives the company confidence that any clinical trial will be successful prior to investing in it. It also helps provide bibliographic support for the company’s applications to the authorities. For Mitovie’s lead candidates, the molecules are already licensed in the key territories, for the intended indications; Mitovie proposes to provide them in fit-for-purpose presentations for the first time. This minimises the regulatory burden of proof. Furthermore, the therapeutic indication for these first two candidates involves binary clinical outcomes; they either work or they don’t, there is no sliding scale.

Products

Development Projects

Lead Projects

MVP022

Responding to the rapidly increasing levels of prescription opioid use in Western countries, Mitovie is developing an easy to use, naloxone auto-injector. Naloxone is an opioid receptor antagonist that can rapidly reverse the overdose of either prescription (e.g. OxyContin) or illicit (e.g. heroin) opioids.

Prescription opioid use is becoming more prevalent globally, particualry in the USA. Nearly 257 million prescriptions for opioids were written in the USA in 2009 alone. While prescription opioids such as OxyContin and Vicodin are needed to treat chronic pain, abuse rates have also risen and overdose mortality rates closely correlate with opioid sales. In 2008, approximately 36,450 people died from drug overdose in the USA. At least 14,800 of these deaths involved prescription opioids (FDA, 2012). Moreover, according to the Substance Abuse and Mental Health Services Administration, the number of Americans in 2009 aged 12 and older currently abusing pain relievers has increased by 20% since 2002.

Mitovie plans to acquire the global rights for a suitable device in 2014. Revenue from the project will be realised from the point of out-license, by way of a signing-on fee, predicted by Q4 2015 or a little later.

MVP025

This product is an intramuscular auto-injector of midazolam, initially for sedation with the main life-cycle extension coming from an epilepsy indication.

Health services often manage agitated or violent people and such behaviour is particularly prevalent in emergency psychiatric services and general emergency departments. In the UK alone, the National Health Service (NHS) deals with more than 150 aggressive/violent patients every day at a cost of $170 million  per annum. Guidelines recommend that these patients should be calmed by the use of words and reassurance, however the acute danger of the situation (to staff, the patient and others) often makes this impossible. To ensure the safety of everyone involved, rapid tranquilisation of aggressive or violent patients is often unavoidable. Drugs used in the setting include the benzodiazepine midazolam.

Mitovie is developing a single use auto-injector presentation of midazolam for use in this setting. The main advantage of the auto-injector in this setting is speed and ease of use versus drawing up and managing an injection via syringe, particularly if the patient is being restrained but unlikely to be still. Of equal import however is the reduced risk of needle stick injury. This is a phenomenon where the person administering the injection accidentally then stabs the needle into themselves or a colleague, placing each at risk of infection/cross-contamination. This is particularly an issue with a moving patient. The needle of the auto-injector retracts immediately when the device has finished delivering the dose of drug and cannot then physically be removed.

It is proposed that an epilepsy indication is sought for MVP025 following its approval for sedation. This will extend the regulatory life of the product and realise significant additional annual sales.

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Pipeline

Mitovie has a pipeline of projects with similar development strategies to its lead projects. Development of these may start as soon as cash-flow allows, however they are planned to commence after the initial return of revenue from MVP022 or if the company is successful in raising additional funds through outside investments.

MVP011

A product aimed at non-USA markets for the treatment of constipation.

MVP024

Aimed at all global markets, this is a product used in the treatment of Motor Neuron Disease.

MVP013

Another global product, this is a treatment for Parkinson’s Disease.

Commercial Products

Mitovie currently sells a range of proprietary medicines, predominantly in the UK/EU. Sales of these products are predicted to grow slightly in the planning period.

To ensure growth and to drive profitability, Mitovie has new proprietary products to bring through and will in-license key medicines from third parties.

Manufacturing

Mitovie has built a small manufacturing facility and laboratory at its BioCity Scotland site. Mitovie is currently finalizing a small scale manufacturing capability in the UK to both develop and manufacture its current range of proprietary medicines. In due course this will expand to both develop and produce higher batches of its most common lines as well as initiating newer high barrier to entry brand lines to broaden its range and improve its margins. These include a wide range of sterile pharmaceutical preparations identified as high need medicines in key territories such as Europe.

Competition

The competitive landscape primarily involves the company’s portfolio of development drugs, since the current commercial products have unique positions in their markets such that there are no true competitive medicines at this time. New competition for the development projects include potential intranasal preparations of naloxone (for example developed by AntiOp Inc) and intramuscular injection versions (for example developed by Kaleo Inc). Furthermore, an intranasal preparation of midazolam is in development (Upsher Smith Inc) which could compete with MVP025. Current competition to these projects is in the form of generic ampoules/vials of these medicines which whilst inexpensive, are not suited to SOS situations in the community.

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Government Approval and Regulation

The research, pre-clinical development, clinical trials, product manufacturing and marketing which may be conducted by the Company is subject to regulation by the FDA and similar health authorities in foreign countries. The proposed products and technologies of the Company also may be subject to certain other federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state, local and foreign counterparts. Although there can be no such assurance, the Company does not believe that compliance with such laws and regulations has, nor is presently expected to have, a material adverse effect on the business of the Company. However, the Company cannot predict the extent of the adverse effect on its business or the financial and other cost that might result from any government regulations arising out of future legislative, administrative or judicial action.

Generally, the steps required before a pharmaceutical or therapeutic biological agent may be marketed in the United States include: (i) pre-clinical laboratory tests, in vivo pre-clinical studies in animals, toxicity studies and formulation studies; (ii) the submission to the FDA of an IND application for human clinical testing, that must become effective before human clinical trials commence; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug; (iv) the submission of a marketing application to the FDA; and (v) FDA approval of the marketing application prior to any commercial sale or shipment of the drug. The Company, through its development strategy, will not be required to undertake pre-clinical studies in animals, toxicity studies or clinical efficacy trials.

Every clinical trial must be conducted under the review and oversight of an institutional review board (IRB) at each institution participating in the trial. The IRB evaluates, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution.

Clinical trials are typically conducted in three sequential phases, although the phases may overlap. Phase I represents the initial introduction of the drug to a small group of healthy subjects to test for safety, dosage tolerance, and the essential characteristics of the drug. Phase II involves studies in a limited number of patients to test the safety and efficacy of the drug at different dosages. Phase III trials involve large-scale evaluation of safety and effectiveness, usually (though not necessarily) in comparison with placebo or an existing treatment. Again, the Company does not anticipate having to conduct Phase III studies for its lead development candidates.

The results of the pre-clinical and clinical trials are submitted to the FDA as part of an application to market the drug. The marketing application also includes information pertaining to the chemistry, formulation, manufacture of the drug and each component of the final product. The FDA review of a marketing application takes from one to two years on average to complete, though reviews of treatments for cancer and other life-threatening diseases may be accelerated. However, the process may take substantially longer if the FDA has questions or concerns about a product. Following review, the FDA may ultimately decide that an application does not satisfy regulatory and statutory criteria for approval. In some cases, the FDA may approve a product but require additional clinical tests following approval (i.e., Phase IV).

In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to inspections by the FDA and must comply with Good Manufacturing Practice ("GMP"). To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such countries under reciprocal agreements with the FDA.

If marketing approval of any Company product is granted, the Company must continue to comply with FDA requirements not only for manufacturing, but also for labeling, advertising, record keeping, and reporting to the FDA of adverse experiences and other information. In addition, the Company must comply with federal and state health care anti-kickback laws and other health care fraud and abuse laws that affect the marketing of pharmaceuticals. Failure to comply with applicable laws and regulations could subject the Company to administrative or judicial enforcement actions, including but not limited to product seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products or withdrawal of existing approvals, as well as increased product liability exposure, any of which could have a material adverse effect on tile company's business, financial condition, or results of operations.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EU"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although within the EU certain registration procedures are available to companies wishing to market their products in more than one EU member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EU registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EU. Other products will be registered by national authorities in individual EU member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

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Employees

As of the date of this Current Report, the Company has five full-time employees, Michael Richard Hawthorne, Lorna Peers, Vinod Kaushal, Lynsay Nixon and Eleanor Pow.

PROPERTIES

The Company has leased premises from Biocity Scotland Limited. The lease has a three month break notice period and the term of the lease ends on March 31, 2019 but can be continued by mutual consent. The premises leased consist of 3 rooms; 2 laboratory areas and an office. Rent and service charge is payable monthly in advance at a rate of $10,021 per month.

LEGAL PROCEEDINGS

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

RISK FACTORS

Risks Related to the Business and Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

Mitovie incurred cumulative net losses of $92,251 since inception to March 31, 2014. Remmington, before its acquisition of Mitovie, also had incurred a net loss from continued operations of $86,004 and a net loss from discontinued operations of $6,166 for the period of July 15, 2011 (Inception) to April 24, 2014. We have recurring losses and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of March 31, 2014, Mitovie had cash in the amount of $4,589 and Remmington had cash in the amount of $29,641 as of April 24, 2014. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have a very limited history of revenues from operations. There can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered in commercializing new products. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

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Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in products could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

• develop and enhance our existing products and services;

• continue to expand our product development, sales and/or marketing organizations;

• hire, train and retain employees; or

• respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The pharmaceutical industry is extremely competitive and dominated by large players and a number of smaller companies vying for market share. We operate in this complex market and have fewer resources than most of our competitors. There is no assurance that we will be able to compete in this market.

As with any pharmaceutical company, our products must undergo development and regulatory approval. Any project can fail in this process despite the best efforts of management. The company is subject to changes in clinical practice. Whilst the company operates a robust pharmacovigilance programme, it cannot mitigate fully against the misuse, abuse or misdirection of its medicines nor can it prevent drug administration errors. The company is required to maintain its licenses to practice (as directed by the relevant governing body).

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;
•	our failure to market and distribute our products effectively;
•	our failure to create profitable business opportunities for our customers;
•	our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and
•	our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

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Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

Our success depends on continuing to hire and retain qualified personnel, including our director and officers and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. Currently, we have five full-time employees, Michael Richard Hawthorne, Lorna Peers, Vinod Kaushal, Lynsay Nixon and Eleanor Pow. Due to the specialized nature of our business, we are particularly dependent on our personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. Competition for qualified personnel in our business area is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

Our officers have no experience in managing a U.S. public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a U.S. public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

If we are unable to attract new customers, or if our existing customers do not purchase additional products, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products to our existing customers. If we are unable to sell our products to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our products to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

If we do not successfully maintain our brand in our existing markets or successfully market our brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing our brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products to our customers. We cannot be assured that these efforts will be successful in marketing our brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

We may not be successful in our partnerships and joint ventures with other companies and businesses, which may negatively affect our results of operations and financial condition.

We are currently pursuing partnerships and joint ventures with other pharma companies in order to acquire additional products, further develop our product line, increase our geographic presence, gain greater name recognition, and stay competitive. We are constantly exploring potential relationships with companies that can offer the right fit that will advance our products and increase our market share while at the same time allowing us to maintain flexibility in executing our business plan without impediment. However, we may not form these relationships in a timely manner, on a cost-effective basis, or at all, and we may not realize the expected benefits of any partnership or joint venture. Even if we are successful in forming these relationships, they may require us to incur significant fees, increase our short- and long-term expenditures, pose significant integration challenges, require additional expertise or disrupt our current management or business, which could harm our operations and financial results.

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If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across is a key element of our marketing strategy. The Company intends to increase our customer base, expand our product offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential markets and opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain patent and other proprietary-right protection for our products in the United Stated and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our products.

Third parties may challenge the validity of our licenses, patent and other intellectual property rights, resulting in costly litigation or other time-consuming and expensive proceedings, which could deprive us of valuable rights. If we become involved in any intellectual property litigation, interference or other judicial or administrative proceedings, we will incur substantial expenses and the diversion of financial resources and technical and management personnel. An adverse determination may subject us to significant liabilities or require us to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, we may be required to pay substantial financial damages, which can be tripled if the infringement is deemed willful, or be required to discontinue or significantly delay development, marketing, selling and licensing of the affected products and intellectual property rights.

Our competitors may have filed, and may in the future file, patent applications covering products similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such products. There may be third-party patents, patent applications and other intellectual property relevant to our potential products that may block or compete with our products or processes. If another party has filed a United States patent application on products similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such products. In addition, we cannot assure you that we would prevail in any of these suits or that the damages or other remedies if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. We may also become subject to injunctions against the further development and use of our technology, which would have a material adverse effect on our business, financial condition and results of operations. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Our ability to successfully commercialize our technology will depend largely upon the extent to which third-party payors reimburse the costs for our treatment in the future.

Physicians and patients may decide not to order our products unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid pay a substantial portion of the price of the treatment. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that our product candidates are:

•	not experimental or investigational;
•	effective;
•	medically necessary;
•	appropriate for the specific patient;
•	cost-effective;
•	supported by peer-reviewed publications; and
•	included in clinical practice guidelines.

Market acceptance, sales of products based upon our technology, and our profitability may depend on reimbursement policies and health care reform measures. Several entities conduct technology assessments of medical treatments and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a treatment or procedure. The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, may reimburse the price patients pay for such products could affect whether we are able to commercialize our products. Our technology may receive negative assessments that may impact our ability to receive reimbursement of the treatment. Since each payor makes its own decision as to whether to establish a policy to reimburse a treatment, seeking these approvals may be a time-consuming and costly process. We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any of our products in the future. If reimbursement is not available or is limited, we may not be able to commercialize our products.

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If we are unable to obtain reimbursement approval from private payors and Medicare and Medicaid programs for our product candidates, or if the amount reimbursed is inadequate, our ability to generate revenues could be limited. Even if we are being reimbursed, insurers may withdraw their coverage policies or cancel their contracts with us at any time, stop paying for our treatment or reduce the payment rate for our treatment, which would reduce our revenue.

If we do not receive regulatory approvals, we may not be able to develop and commercialize our products.

We will need FDA approval to market products in the United States and approvals from foreign regulatory authorities to market products outside the United States. We have not yet filed an application with the FDA to obtain approval to market any of our proposed products. If we fail to obtain regulatory approval for the marketing of products based on our technology, we will be unable to sell such products and will not be able to sustain operations. The regulatory review and approval process, which may include evaluation of preclinical studies and clinical trials of products based on our technology, as well as the evaluation of manufacturing processes and contract manufacturers’ facilities, is lengthy, expensive and uncertain. Securing regulatory approval for products may require the submission of extensive preclinical and clinical data and supporting information to regulatory authorities to establish such products’ safety and effectiveness for each indication. We have limited experience in filing and pursuing applications necessary to gain regulatory approvals.

Regulatory authorities generally have substantial discretion in the approval process and may either refuse to accept an application, or may decide after review of an application that the data submitted is insufficient to allow approval of any product based upon our technology. If regulatory authorities do not accept or approve our applications, they may require that we conduct additional clinical, preclinical or manufacturing studies and submit that data before regulatory authorities will reconsider such application. We may need to expend substantial resources to conduct further studies to obtain data that regulatory authorities believe is sufficient. Depending on the extent of these studies, approval of applications may be delayed by several years, or may require us to expend more resources than we may have available. It is also possible that additional studies may not suffice to make applications approvable. If any of these outcomes occur, we may be forced to abandon our applications for approval, which might cause us to cease operations.

We may suffer losses from product liability claims.

We may be susceptible to product liability lawsuits from events arising out of the use of our drugs or the distribution of any other product or products. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product. If we are unable to protect against potential product liability claims, we may be unable to market our products. A successful product liability claim brought against us may cause us to incur substantial liabilities and, as a result, our business may fail.

We face risks associated with our international business.

Significant portions of our operations are conducted outside of the United States and we expect to continue to have significant foreign operations in the foreseeable future. International business operations are subject to a variety of risks, including:

•	changes in or interpretations of foreign regulations that may adversely affect our ability to sell our products, repatriate profits to the United States or operate our foreign-located facilities;
•	the imposition of tariffs;
•	the imposition of limitations on, or increase of, withholding and other taxes on remittances and other payments by foreign subsidiaries or joint ventures;
•	currency exchange rate fluctuations;
•	uncertainties relating to foreign laws, regulations and legal proceedings including tax, import/export, anti-corruption and exchange control laws;
•	the availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;
•	increased demands on our limited resources created by our diversified, global operations may constrain the capabilities of our administrative and operational resources and restrict our ability to attract, train, manage and retain qualified management, technicians, scientists and other personnel;

•	economic or political instability in foreign countries;
•	difficulties associated with staffing and managing foreign operations; and
•	the need to comply with a variety of United States and foreign laws applicable to the conduct of international business, including import and export control laws and anti-corruption laws.

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Risks Related to our Common Stock

Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is currently a limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The information included below is taken from the audited financial statements of Mitovie as of March 31, 2014, before the Exchange took place. We have included our financial statements as of April 24, 2014 in this Current Report on Form 8-K, but those statements will not be analyzed below with Mitovie’s financial statements.

Results of Operations

We are presently in the development stage of our business and we can provide no assurance that we will develop viable products or that we will be to enter into commercial production and generate sufficient sales.

Our operating expenses for the period from inception (November 22, 2013) through March 31, 2014 were $95,368. Our operating expenses for this period consisted of general and administrative expenses of $33,065 and payroll expenses of $62,303.

We had a net loss of $92,295 for the period from inception (November 22, 2014) through March 31, 2014.

Liquidity and Capital Resources

As of March 31, 2014, we had total current assets of $22,942. Our total current liabilities as of March 31, 2014 were $115,237. Thus, we had a working capital deficit of $92,295 as of March 31, 2014.

Operating activities used $75,330 in cash for the period from inception (November 22, 2013) through March 31, 2014. Our net loss of $92,295 was the primary component of our negative operating cash flow. Cash flows provided by financing activities for the period from inception (November 22, 2013) through March 31, 2014 consisted of $79,963 as proceeds from a Senior Secured Bridge Loan Promissory Note. As at March 31, 2014, amounts outstanding were $79,963. The Note shall bear interest at the rate of six percent (6%) per annum, and shall be due and payable to the order of Lender at the earlier of (i) six months after date of disbursement and (ii) the closing of the above noted transaction. From and after an Event of Default, such interest rate shall increase to fifteen percent (15%) per annum. The Chief Executive Officer, Dr Michael Hawthorne, has provided the Lender with a personal guarantee for payment and performance of all obligations of the company under said promissory note.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

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DIRECTORS AND EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons became our executive officers and directors on May 2, 2014, upon the effectiveness of the Exchange, and hold the positions set forth opposite their respective names:

Name	Age	Positions and Offices Held
Michael Richard Hawthorne	40	President, Chief Executive Officer, and Director
Lorna Peers	45	Chief Financial Officer, Treasurer, Secretary and Director
Vinod Kaushal	50	Chairman and Director

The business address of our officers and directors is c/o Remmington Enterprises, Inc., BioCity Scotland, Newhouse, Lanarkshire, UK ML1 5UH.

Our directors hold office for one-year terms or until their successors have been duly elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Michael Richard Hawthorne. Michael has been CEO of the Mitovie companies since 2008. Having started in the industry with Parke Davis (now Pfizer Inc NYSE:PFE), he went on to hold senior global leadership roles in a range of established and start-up pharma and biotechnology companies including Sangstat Medical Corporation (a NASDAQ company, now Genzyme Inc), Orion Corporation (NASDAQ: ORNAV), ProStrakan PLC and SPL Ltd. Michael has broad product development and global commercialization experience across a range of therapy areas having worked on specialist biological products through to blockbuster drugs. He has completed over 100 licensing and commercial deals.

Lorna Peers. Lorna served as Finance Director of Angel Biotechnology Holdings plc an AiM listed company from March 2011 to February 2014. Prior to her role with Angel, Lorna held a similar position with Stem Cell Sciences PLC (LSE and ASE listed). Lorna started her career with the Royal Bank of Scotland Group, going on to hold various group and divisional finance roles in areas including Corporate Finance, Group Internal Audit, Group Management Reporting and Retail Banking. Lorna is a qualified accountant and a Fellow of the Association of Chartered Certified Accountants (ACCA).

Vinod Kaushal..Vinod has been Chairman of the Mitovie companies since 2008. Vinod is a well-seasoned industry executive with over 25 years’ experience in predominantly commercial and general management roles. He has worked nationally, regionally and globally for a number of blue chip and SME companies. Having orchestrated the international launch of Losec®/Prilosec® at Astra, Vinod headed global strategic marketing of Novo Nordisk’s Diabetes business, was Vice President of Amersham/GE Health’s neurology business, became Vice President at Royal Numico/Danone and CEO of SPL in the UK amongst other pivotal roles. With an impressive deal sheet to his name, Vinod has been involved in a large number of important drug and business acquisitions. His career has seen him relate to investors on several global stock exchanges.

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Michael Richard Hawthorne, at the address appearing on the first page of this Current Report.

Code of Ethics

As of March 31, 2014, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

The Company presently not does have employment agreements with its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by start-upe business, the company has not paid any cash and/or stock compensation to its named executive officers.

Summary Compensation

The following table sets forth, for the last two fiscal years and interim period, the compensation earned by our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Hans Morgan Van Niekerk (1)	2014	0	0	0	0	0	0	0	0 0
Gary A. Scoggins, (2)	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Michael Richard Hawthorne (3)	2014	13,857	0	0	0	0	0	0	13,857
Lorna Peers (4)	2014	13,857	0	0	0	0	0	0	13,857
Vinod Kaushal (5)	2014	13,857	0	0	0	0	0	0	13,857

(1)	Hans Morgan Van Nielerk served as our Chief Executive Officer and Director until the Exchange on May 2, 2014.
(2)	Gary A. Scoggins served as our Chief Executive Officer and Director until January 16, 2014
(3)	Represents compensation earned as an officer of Mitovie. On May 2, 2014, Michael Richard Hawthorne was appointed as President, Chief Executive Officer and a member of the Board of Directors.
(4)	Represents compensation earned as an officer of Mitovie. On May 2, 2014, Lorna Peers was appointed as CFO, Secretary, Treasurer and a member of the Board of Directors.
(5)	Represents compensation earned as an officer of Mitovie. On May 2, 2014, Vinod Kaushal was appointed as Chairman and a member of the Board of Directors.

Narrative to Summary Compensation Table

On March 1, 2014, Mitovie entered into employment agreements with its three officers, Michael Hawthorne, Lorna Peers and Vinod Kaushal.. The Company agreed to pay £100,000 (approximately $167,110) annual salary to each of the officers, £8,333 (approximately $13,925) monthly.

During the period from inception (November 22, 2013) through March 31, 2014, Mitovie incurred total payroll expense of $62,303 and incurred accrued payroll of $31,794 as of March 31, 2014.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future.

As of March 31, 2014, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

Upon the closing of the Exchange, Hans Morgan Van Nielerk resigned as the sole director and simultaneously therewith a new board of directors was appointed as set forth above.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On January 15, 2014, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our former sole officer and director, Gary A. Scoggins. Pursuant to the Agreement, we transferred all assets related to our mineral exploration business, including our mining claims, to Mr. Scoggins. In exchange for this assignment of assets, Mr. Scoggins agreed to assume and cancel all liabilities relating to our former mineral exploration business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Exchange (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of May 2, 2014.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o Remmington Enterprises, Inc., BioCity Scotland, Newhouse, Lanarkshire, UK ML1 5UH..

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)

Michael Richard Hawthorne	Common	5,833,000	38%
Lorna Peers	Common	0	0%
Vinod Kaushal	Common	5,833,000	38%
All executive officers and directors as a group (3 persons)	Common Stock	11,666,000	76%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 2, 2014 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 15,280,000 shares issued and outstanding on May 2, 2014, plus the number of shares that such individual has the right to acquire within 60 days of such date.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. Prior to the Exchange, there were 15,050,000 shares of common stock issued and outstanding. In connection with the Exchange, the Company issued (i) 12,280,000 shares of common stock in exchange for the issued and outstanding shares of common stock of Mitovie, and (ii) cancelled 12,050,000 shares held by ES Partners Ltd. The outstanding shares of common stock are validly issued, fully paid and non-assessable. There are no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol RMMG. There is no trading activity in the Company’s stock.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 2, 2014, the Company sold a promissory note in the principal amount of $419,000 (the “Note”). The Note accrue interest at the rate of 6% per annum and is due and payable on the earlier of (i) the fourth anniversary of the date of this Note, (ii) upon the occurrence of fundraising of at least $8,400,000, sale of assets or change of control, or (iii) when, upon or after the occurrence of an event of default, such amounts are declared due and payable by the holder or made automatically due and payable in accordance with the terms hereof.

The foregoing is a summary description of the terms and conditions of the sale of the Note and does not purport to be complete and is qualified in its entirety by reference to the form of Note, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01, 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

On May 2, 2014, the Company sold 69,833 shares of its common stock to an accredited investor at $6.00 per share for total proceeds of $418,998. The shares were issued pursuant to the exemption from registration found in Regulation S, promulgated under the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Exchange on May 2, 2014, Hans Morgan Van Nielerk resigned as Chief Executive Officer of the Company and as a member of the board of directors, and simultaneously therewith Michael Richard Hawthorne was appointed as President, Chief Executive Officer and a member of the Board of Directors, Lorna Peers was appointed as Chief Financial Officer, Treasurer, Secretary and a member of the Board of Directors, and Vinod Kaushal was appointed as Chairman and a member of the Board of Directors.

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Item 5.06 Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Following the consummation of the Exchange describer in Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited Financial Statements of Mitovie.

(b) Pro forma financial information.

Pro forma financial statements

(d) Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated May 2, 2014
2.2	Lock-up Agreement
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
10.1	Promissory Note, dated May 2, 2014
10.2	Service Agreement, dated March 1, 2014
10.3	Service Agreement, dated March 1, 2014
10.4	Service Agreement, dated Match 1, 2014
99.1	Balance sheets of Mitovie as of March 31, 2014 and the related statements of operations, statements of shareholder’s deficit and cash flows for the period from inception to March 31, 2014
99.2	Financial Statements for Remmington Enterprises, Inc. as of April 24, 2014
99.3	Pro forma financial information for April 24, 2014
(1)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remmington Enterprises, Inc.

By: /s/ Michael Richard Hawthorne

Michael Richard Hawthorne

Date: June 6, 2014

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